Exhibit 10.1

SECOND WAIVER OF INVESTOR RIGHTS AGREEMENT

This Second Waiver of Investor Rights Agreement (this “Waiver”) is entered into and made effective as of the 31st day of March, 2017 (the “Effective Date”), by and among RiceBran Technologies (f/k/a NutraCea), a California corporation (“RBT”), AF Bran Holdings-NL LLC (“AFBH-NL”) and AF Bran Holdings LLC (“AFBH”), in each case, a Delaware limited liability company (AFBH-NL and AFBH being referred to collectively as “AF” or “Investor”), Industria Riograndese de Oleos Vegetais Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil (“Irgovel”) and Nutra SA, LLC, a Delaware limited liability company (the “Company”). The Company, RBT, Irgovel and Investor are sometimes referred herein collectively as the “Parties.”

WHEREAS, the Parties have entered into various agreements regarding AF's investments into the Company and the operation and control of the Company and Irgovel (collectively the “Investment Agreements”), including but not limited to (i) an Investor Rights Agreement (the “IRA”) dated as of December 29, 2010, (as amended pursuant to a Waiver of Investor Rights Agreement dated as of December 6, 2013 (“IRA Waiver”) and the Second Amendment of Investment Agreements dated as of June 30, 2015 (“Second Amendment of Investment Agreements”), (ii) a Membership Interest Purchase Agreement (the “MIPA”) dated as of December 29, 2010 (as amended on January 18, 2011 and as further amended pursuant to the Amendment of Investment Agreements dated October 31, 2013 (“Amendment of Investment Agreements”) and the Second Amendment of Investment Agreements), and (iii) a Second Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC dated as of December 24, 2012 (as amended pursuant to the Amendment of Investment Agreements and Second Amendment of Investment Agreements);

WHEREAS, pursuant to the IRA Waiver, the Parties waived and released all rights and obligations of the Parties under Section 6 of the IRA (Roll Up Rights) and, pursuant to the Second Amendment of Investment Agreements, the Parties subsequently suspended and rescinded the IRA Waiver as it relates to Section 6.2 of the IRA (Roll Up into NutraCea);

WHEREAS, the Parties desire to fully and finally waive and release each other from all remaining rights and obligations under Section 6 (Roll Up Rights) of the IRA, including without limitation Section 6.2 (Roll Up into NutraCea);

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Waiver of Section 6 (Roll Up Rights). All rights and obligations of the Parties under Section 6 (Roll Up Rights) of the IRA, including without limitation Section 6.2 (Roll Up into NutraCea) are hereby fully and finally waived, terminated and released.

2.          Payment. In exchange for the waiver, termination and release by AF hereunder, concurrently with the due execution and delivery by AF to RBT of this Agreement, RBT shall wire to AF $100,000 in U.S. dollars pursuant to the wiring instructions provided by AF.

2.          No Further Waiver. The Parties acknowledge and agree that there are no other amendments, changes, waivers or modifications to the IRA other than as set forth in this Waiver, and all other terms of the Investment Agreements, as amended, remain in full force and effect except as expressly modified or waived herein. The Parties agree that except as expressly set forth herein, this Waiver shall not be construed as a waiver by any Party of any of its other rights or obligations under the Investment Agreements.

3.          Counterparts. This Waiver may be executed in any number of counterparts with the same effect as if the Parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Waiver, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party or to any such agreement or instrument, each other Party or party thereto shall re execute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

4.          Headings. The article and section headings of this Waiver are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

5.          Effectiveness. This Waiver shall be effective and binding upon all parties to the Investment Agreements upon the written consent of the Parties.

6.          Entire Agreement. This Waiver constitutes the entire agreement among the Parties with respect to the waiver of the IRA with respect to the subject matter hereof.

[SIGNATURE PAGE TO FOLLOW]

The Parties have executed this Second Waiver of Investor Rights Agreement as of the Effective Date first above written.

RICEBRAN TECHNOLOGIES

By:	/s/ Robert Smith
Name:	Robert Smith
Title:	Chief Executive Officer

Address:	6720 N. Scottsdale Road, Suite 390
Scottsdale, Arizona 85253
Facsimile:	(602) 522-3001

AF

AF BRAN HOLDINGS-NL LLC		AF BRAN HOLDINGS LLC

By:	/s/ Ettore V. Biagioni	By:	/s/ Ettore V. Biagioni
Name:	Ettore V. Biagioni, Authorized Signatory	Name:	Ettore V. Biagioni, Authorized Signatory
Title:	President	Title:	President

Address:	10 East 53rd Street, 36th Floor	Address:	10 East 53rd Street, 36th Floor
	New York, NY 10022		New York, NY 10022
Facsimile:	(212) 750-0191	Facsimile:	(212) 750-0191

COMPANY	IRGOVEL

NUTRA SA, LLC	INDUSTRIA RIOGRANDESE DE OLEOS VEGETAIS LTDA

By:	/s/ Robert Smith	By:	/s/ Robert Smith
	Robert Smith, Authorized Signatory		Robert Smith, Authorized Signatory
Title:	Manager

Address:	c/o RiceBran Technologies	Address:	Av. Presidente Joao Goulart, 7351
	6720 N. Scottsdale Road, Suite 390		Distrito Industrial
	Scottsdale, Arizona 85253		Pelotas, RS
Brazil 96040-000

Facsimile:	(602) 522-3001	Facsimile:	55 (53) 3301-9247

[SIGNATURE PAGE TO SECOND AMENDMENT OF INVESTOR RIGHTS AGREEMENT]